Exhibit 16.8

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Omitted Information is indicated by [***]

AMENDMENT AND RESTATEMENT No. 1 TO FINANCING AGREEMENT No. [***], ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT – BNDES, AND EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA., AS FOLLOWS:

BRAZILIAN DEVELOPMENT BANK – BNDES, as Financial Agent of the National Fund on Climate Change (FNMC), established by Law No. 12,114/2009, hereinafter referred to simply as CREDITOR, a federal public company, with headquarters in Brasília, Federal District, and services in this City, at Avenida República do Chile No. 100, enrolled with the CNPJ under No. [***], herein represented by its undersigned representatives;

AND

EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA., hereinafter referred to as the CLIENT, a limited liability company, with headquarters in São José dos Campos, State of São Paulo, at Rodovia Presidente Dutra, s/nº – KM 134, enrolled with the CNPJ under No. [***], herein represented by its undersigned representatives;

WHEREAS, [***], the number of the contractual instrument was incorrectly inserted as Financing Agreement by Means of Credit Opening No. 25.9.0125.1, whereas the correct number should be Financing Agreement by Means of Credit Opening No. 25.9.0127.1; the parties have mutually agreed to amend the Agreement executed between BNDES and the CLIENT on November 14, 2025, which becomes an integral part hereof for all legal purposes, under the following clauses:

FIRST

CONTRACT NUMBER CORRECTION

 The parties hereby agree to amend the Agreement to correct the contractual instrument number stated therein, which shall henceforth be Financing Agreement by Means of Credit Opening No. [***], replacing the incorrectly indicated number “No. [***]”, [***].

SECOND

RATIFICATION

  All other clauses and conditions of the Agreement hereby amended remain unchanged, to the extent not conflicting with this instrument, and are hereby ratified by BNDES and the CLIENT, with all guarantees therein established remaining in force, and this Addendum shall not constitute novation.

THIRD

DISCLOSURE

 The CLIENT authorizes the external disclosure of the entirety of this Instrument by the CREDITOR, regardless of its public registration.

  The CREDITOR is represented herein by the Superintendent and the Department Head whose names and signatures appear below, pursuant to the power of attorney recorded in Book [***], pages [***], of the [***] Notary Office of the [***].

  The parties sign this instrument by means of a digital certificate issued under the ICP-Brasil standard, in accordance with Article 1 and Article 10, §1 of Provisional Measure No. 2,200-2/2001. For all purposes, they declare that the signature method used complies with §4 of Article 784 of the Code of Civil Procedure and acknowledge the date stated at the end of this instrument as the date of its legal formalization.

Rio de Janeiro, December 11, 2025.

For the CREDITOR:

/s/ Flavia Campos Kickinger                  /s/ João Paulo Pieroni

NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT – BNDES

For the CLIENT:

/s/ Johann Christian Charles Bordais     /s/ Luiz Felipe Ribeiro Valentini

EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA.